                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NATIONAL ENERGY GROUP, INC.
                (Name of Registrant As Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)     Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

     2)     Aggregate number of securities to which transaction applies:


            --------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $____

     4)     Proposed maximum aggregate value of transaction: $___________

     5)     Total fee paid: $___________

[ ]  Fee paid previously with preliminary materials:  $_____________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)     Amount Previously Paid:

            --------------------------------------------------------------------

     2)     Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

     3)     Filing Party:

            --------------------------------------------------------------------

     4)     Date Filed:

            --------------------------------------------------------------------

                           NATIONAL ENERGY GROUP, INC.
                       4925 GREENVILLE AVENUE, SUITE 1400
                               DALLAS, TEXAS 75206

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 6, 2002

To Our Shareholders:

         The annual meeting of shareholders of National Energy Group, Inc., a Delaware corporation (the "Company" and sometimes referred to with the pronouns "we", "us" and "our" for convenience), will be held at the University Amphitheater, Holiday Inn Select-Dallas Central, 10650 North Central Expressway, Dallas, Texas 75231 at 9:00 a.m., Central Time, on June 6, 2002, to consider and vote on the following matters as described in this notice and the accompanying Proxy Statement:

         1. To elect _______ members of the Board of Directors of our Company to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

         2. To amend the Company's Certificate of Incorporation to effect a reduction in the aggregate number of shares of common stock the Company is authorized to issue from 100,000,000 shares to 15,000,000 shares (the "Charter Amendment");

         3. To consider and vote upon a proposal to ratify the selection of KPMG LLP as our Company's independent auditors for the current fiscal year ending December 31, 2002; and

         4. To transact such other business as may properly come before the meeting or any adjournments.

         The Board of Directors has fixed the close of business on April 9, 2002 as the record date for determination of those shareholders entitled to vote, and only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. At April 9, 2002, there were 11,190,650 shares of common stock issued and outstanding. A list of shareholders entitled to vote at the meeting will be available for inspection during normal business hours at our principal executive offices located at 4925 Greenville Avenue, Suite 1400, Dallas, Texas 75206. Our transfer agent, Wells Fargo Bank, Minnesota, N.A., has been designated as the Inspector of Elections for the 2002 annual meeting of shareholders.

         The approximate date on which this Proxy Statement is being mailed to shareholders is on or about May 1, 2002. Shareholders who execute proxies may revoke them at any time prior to their being exercised by providing written notice to us and by delivering another proxy card at any time prior to the meeting. Mere attendance at the meeting will not revoke a proxy, but a shareholder present at the meeting may revoke his or her proxy and vote in person. Any duly executed proxy card on which a vote is not indicated (except broker non-votes expressly indicating a lack of discretionary authority to vote) will be deemed a vote (i) FOR all the nominees for director, (ii) FOR approval of the Charter Amendment, and (iii) FOR the ratification of KPMG LLP as our auditors during 2002.

         To assure representation at the meeting, shareholders are urged to sign and return the enclosed proxy cards as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.


                                By Order of the Board of Directors
                                Philip D. Devlin
                                Vice President, General Counsel and Secretary

                           NATIONAL ENERGY GROUP, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  JUNE 6, 2002


                       4925 Greenville Avenue, Suite 1400
                               Dallas, Texas 75206
                                 (214) 692-9211
                          (Principal Executive Offices)

SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of National Energy Group, Inc. (the "Company" and sometimes referred to with the pronouns "we", "us" and "our" for convenience) to be voted at the annual meeting of shareholders to be held at the University Amphitheater, Holiday Inn Select-Dallas Central, 10650 North Central Expressway, Dallas, Texas 75231 on Thursday, June 6, 2002 at 9:00 a.m., Central Time and at any adjournments. This Proxy Statement and the enclosed form of proxy are being sent or given on or about May 1, 2002 to our shareholders of record who held common stock as of April 9, 2002.

         At the meeting, the shareholders will be asked to consider and vote upon (i) a proposal to elect _____ nominees as directors of our Company to serve until the next annual meeting of shareholders to be held in 2003; (ii) a proposal to amend the Company's Certificate of Incorporation to effect a reduction in the aggregate number of shares of common stock the Company is authorized to issue from 100,000,000 shares to 15,000,000 shares (the "Charter Amendment"); (iii) a proposal to ratify the selection of KPMG LLP as our independent auditors for the current fiscal year ending December 31, 2002; and
(iv) any other business as may properly come before the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE (i) FOR ALL NOMINEES FOR DIRECTOR, (ii) FOR APPROVAL OF THE CHARTER AMENDMENT, AND (iii) FOR THE RATIFICATION OF KPMG LLP AS OUR AUDITORS DURING 2002.

RECORD DATE AND OUTSTANDING SHARES

         Only shareholders of record at the close of business on April 9, 2002, as shown in the Company's records, will be entitled to vote, or to grant proxies to vote, at the annual meeting. On April 9, 2002, there were outstanding 11,190,650 shares of common stock, $.01 par value held by shareholders entitled to vote at the meeting.

                   This Proxy Statement is dated May 1, 2002.

BACKGROUND AND RECENT DEVELOPMENTS

         On February 11, 1999, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division ("Bankruptcy Court") entered an involuntary petition placing the Company under protection of the Bankruptcy Court pursuant to Title 11, Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Proceeding"). On July 24, 2000 the Bankruptcy Court entered a subsequent order confirming a Plan of Reorganization (the "Plan of Reorganization") jointly proposed by the Company and the official committee of unsecured creditors, which Plan of Reorganization became effective on August 4, 2000. The Bankruptcy Court issued a final decree closing the case effective December 13, 2001. Accordingly, the Company has effectively settled all matters relating to the Bankruptcy Proceeding.

NEG HOLDING LLC

         As mandated by the Plan of Reorganization and the Bankruptcy Court, NEG Holding LLC ("Holding LLC"), a Delaware limited liability company, was formed in August 2000. In exchange for an initial 50% membership interest in Holding LLC, on September 12, 2001, but effective as of May 1, 2001, the Company contributed to Holding LLC all of its operating assets and oil and natural gas properties excluding cash of $4.3 million. In exchange for its initial 50% membership interest in Holding LLC, Gascon Partners ("Gascon"), an entity owned or controlled by Carl C. Icahn, the Company's largest stockholder, contributed (i) its sole membership interest in Shana National LLC, an oil and natural gas producing company, and (ii) cash, including a $10.9 million Revolving Note evidencing borrowings under the Company's revolving credit facility issued to Arnos Corp ("Arnos"), also an entity owned or controlled by Mr. Icahn. In connection with the foregoing, Holding LLC initially owns 100% of the membership interest in NEG Operating LLC ("Operating LLC"), a Delaware limited liability company. Holding LLC is governed by an operating agreement effective as of May 12, 2001, which provides for management of Holding LLC by Gascon (the "Holding LLC Operating Agreement"). All of the oil and natural gas assets contributed by the Company and all of the oil and natural gas assets associated with Gascon's contribution to Holding LLC were transferred from Holding LLC to Operating LLC on September 12, 2001, but effective as of May 1, 2001.

THE NEG HOLDING LLC OPERATING AGREEMENT

         Pursuant to the Holding LLC Operating Agreement, the Company is to receive guaranteed payments, in addition to a priority distribution amount of $202.2 million before Gascon receives any monies. It is anticipated that the priority distribution amount of $202.2 million will be used by the Company to pay off the Company's indebtedness (currently held by entities owned or controlled by Mr. Icahn). The priority distribution is to be made on or before November 1, 2006. Guaranteed payments are to be paid on a semi-annual basis, based on 10.75% of the outstanding priority distribution amount. After the payments to the Company, Gascon is to receive distributions equivalent to the priority distribution amount and guaranteed payments plus other amounts as defined in the Holding LLC Operating Agreement referred herein. Following the above distributions to the Company and Gascon, additional distributions, if any, are to be made in accordance with their respective capital accounts. Because of the substantial uncertainty that the Company will receive any distributions above the priority and guaranteed payment amounts, the Company accounts for its investment in Holding LLC as a preferred investment, whereby guaranteed payment amounts received and receipts of the priority distribution amount are recorded as reductions in the investment and income is recognized from accretion of the investment up to the priority distribution amount, including the guaranteed payments (based on the interest method), and the residual interest attributable to Holding LLC will be valued at zero. Cash receipts, if any, from the residual interest will be reported in income as earned.

         The Holding LLC Operating Agreement further contains a provision that allows Gascon at any time, in its sole discretion, to redeem the Company's membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated. Since all of the Company's operating assets and oil and natural gas properties have been contributed to Holding LLC, as noted above, following such a redemption, the Company's principal assets would consist solely of its cash balances. In the event that such redemption right is exercised by Gascon and there follows a liquidation and distribution of the proceeds, the Company may be obligated to use the proceeds that it would receive for its redeemed membership interest to pay outstanding indebtedness and operating expenses before the distribution of any portion of such proceeds to the Company's shareholders. Following the payment of the Company's indebtedness (currently held by entities owned or controlled by Mr. Icahn) and its operating expenses, there is a substantial risk that there will be no proceeds remaining for distribution to the Company's shareholders. It is the present intention of Holding LLC to continue to conduct oil and natural gas drilling and development activities in the ordinary course of business and to seek additional reserves.

THE NEG OPERATING LLC MANAGEMENT AGREEMENT

         The management and operation of Operating LLC is being undertaken by the Company pursuant to a Management Agreement (the "Management Agreement") which the Company has entered into with Operating LLC. However, neither the Company's officers nor directors will control the strategic direction of Operating LLC's oil and natural gas business, including oil and natural gas drilling and capital investments, which shall be controlled by the managing member of Holding LLC (currently Gascon). The Management Agreement provides that the Company will manage Operating LLC's oil and natural gas assets and business until the earlier of November 1, 2006, or such time as Operating LLC no longer owns any of the managed oil and natural gas properties. The Company's employees will conduct the day-to-day operations of Operating LLC's oil and natural gas properties, and all costs and expenses incurred in the operation of the oil and natural gas properties shall be borne by Operating LLC; although the Management Agreement provides that the salary of the Company's Chief Executive Officer shall be 70% attributable to the managed oil and natural gas properties, and the salaries of each of the General Counsel and Chief Financial Officer shall be 20% attributable to the managed oil and natural gas properties. In exchange for the Company's management services, Operating LLC shall pay the Company a management fee equal to 115% of the actual direct and indirect administrative and reasonable overhead costs incurred by the Company in operating the oil and natural gas properties which either the Company or Operating LLC may seek to change within the range of 110%-115% as such change is warranted; however, the parties have agreed to consult with each other to ensure that such administrative and reasonable overhead costs attributable to the managed properties are properly reflected in the management fee paid to the Company. In addition, Operating LLC has agreed to indemnify the Company to the extent it incurs any liabilities in connection with its operation of the assets and properties of Operating LLC, except to the extent of its gross negligence or misconduct.

THE REINSTATED INTEREST

         Pursuant to the Plan of Reorganization, as of December 31, 2000 the Company reinstated $45.8 million of interest expense on the senior notes ("Reinstated Interest"). This Reinstated Interest consisted of $10.5 million of prepetition interest and $35.3 million of interest expense that did not accrue during the pendancy of the Bankruptcy Proceeding pursuant to Bankruptcy Court rules and regulations. Accordingly, interest will accrue at 10.75% on the revised obligation amount at December 31, 2000 of $210.8 million pursuant to terms of the senior notes indenture. The Reinstated Interest plus interest accrued thereon becomes due in installments beginning in April 2003. The Company will continue to pay the semi-annual interest on the original senior note face amount of $165 million. The senior note balance is $148.6 million as of December 31, 2001.

REDEMPTION OF SENIOR NOTES

         In August 2001, the Company redeemed both $16.4 million of principal outstanding under the senior note obligations and $4.8 million of Reinstated Interest for $10.5 million. The Company paid two Arnos affiliates approximately $.4 million in current interest on the redeemed senior note obligations at the date of redemption related to interest owed from the last semi-annual interest payment date of May 1, 2001 to the date of redemption. As this was a partial redemption of the senior notes, it has been accounted for as a modification of terms that changes the amounts of future cash payments. Accordingly, the excess of redeemed principal and interest over the redemption payment of $10.5 million will be amortized as a reduction to interest expense over the remaining life of the bonds. In connection with this transaction, the Company borrowed $10.9 million under its existing credit facility with Arnos.

THE REORGANIZED COMPANY

As a result of the foregoing transactions and as mandated by the Plan of Reorganization, the Company is a holding company of which (i) the principal assets are its remaining cash balances, accounts receivable from affiliates, deferred tax asset and its initial 50% membership interest in Holding LLC, and
(ii) the principal liabilities are the $10.9 million outstanding under its existing $25 million revolving credit facility with Arnos and its 10-3/4% senior notes and Reinstated Interest. None of the Company's employees have been transferred to Holding LLC or Operating LLC. The Company remains highly leveraged following confirmation of the Plan of Reorganization and entry of the final decree closing the Bankruptcy Proceeding. Further, as a result of the terms and conditions of the various agreements related to the repayment of the Company's indebtedness to Arnos and repayment of the priority distribution amounts and the guaranteed payments (plus accrued interest thereon) to Gascon, there is a substantial risk that there will be no proceeds remaining for distribution to the Company's shareholders.


The preceding is merely a summary of the material terms and provisions of the transactions and activities related to the reorganization of the Company. The Board of Directors has approved, adopted and authorized these activities as being in compliance with the Plan of Reorganization as confirmed by the Bankruptcy Court. We encourage you to carefully read all of the public documents related to our Company's Annual Report on Form 10-K and the Plan of Reorganization to ascertain the operative terms and conditions of the reorganization and other information that may be important to you.


VOTING PROXIES

         A proxy card accompanies this Proxy Statement. All properly-executed proxies that are not revoked will be voted at the meeting and at any postponements or adjournments in accordance with the instructions contained on the proxy cards. PROXIES CONTAINING NO INSTRUCTIONS WILL BE VOTED (i) FOR ALL NOMINEES FOR DIRECTOR, (ii) FOR APPROVAL OF THE CHARTER AMENDMENT, AND (iii) FOR THE RATIFICATION OF KPMG LLP AS OUR AUDITORS DURING 2002. It is unlikely, but possible, that the meeting may be adjourned and additional proxies solicited, if the vote necessary to approve directors has not been obtained. Any adjournment of the meeting will require the affirmative vote of the holders of at least a majority of the shares represented at the meeting, whether in person or by proxy (regardless of whether those shares constitute a quorum).

         If any other matters are properly presented at the shareholders' meeting for consideration, the persons named in the proxy will have the discretion to vote on these matters in accordance with their best judgment. Proxies voted against any of our proposals will not be voted in favor of any adjournment of the shareholders' meeting for the purpose of soliciting additional proxies in favor of such proposals.

         A shareholder who has executed and returned a proxy may revoke such proxy at any time before it is voted at the meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of our Company stating that the proxy is revoked, or (iii) attending the meeting and voting in person. Mere attendance at the meeting will not revoke a properly-executed proxy.

QUORUM AND REQUIRED VOTE

         Quorum. The presence, in person or proxy, of holders of record of common stock representing in the aggregate not less than a majority of the total number of outstanding shares of common stock of the Company on April 9, 2002 will constitute a quorum for the meeting. Abstentions and "broker non-votes" will be counted as present for the purposes of determining whether there is a quorum at the shareholders' meeting.

         Required Vote. Holders of record of the Company's common stock on April 9, 2002 will be entitled to one vote per share on each matter of business properly brought before the meeting, including one vote per share on each of the nominees for director, approval of the Charter Amendment, and ratification of KPMG LLP as our auditors during 2002.

         Holders of record of the Company's common stock have the right to elect _____ members of the Board of Directors, as proposed in the "Director Election Proposal." Every holder of record of common stock on April 9, 2002 shall have the right to vote, in person or by proxy, the number of shares of common stock owned for each director to be elected. Cumulative voting in the election of directors is not permitted. Directors are elected by the plurality of the votes cast by the shares entitled to vote in the election.

         Brokers who hold shares in street name for customers have the authority to vote on many routine proposals when they have not received instructions from beneficial owners. Brokers are not permitted to exercise their voting discretion with respect to proposals for non-routine matters like the Charter Amendment. Thus, absent specific instructions from you, your broker is not empowered to vote your shares with respect to such matters (i.e. "broker non-votes"). Your broker is empowered to vote your shares with respect to the election of directors and the ratification of KPMG LLP as our auditors for 2002.

         With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Similarly, broker non-votes and other limited proxies will have no effect on the outcome.

         Since the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required for adoption of the proposed Charter Amendment, a broker non-vote or abstention will have the same effect as a vote against such proposal. The failure of a shareholder to submit a proxy or vote in person at the shareholders' meeting will also have the effect as a vote against the proposal.

         Abstentions with respect to the proposed ratification of KPMG LLP as our auditors for 2002 will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the vote on such proposal. Similarly, the failure of a shareholder to submit a proxy or vote in person at the shareholders' meeting will have no effect.

         Vote by Directors and Officers. At April 9, 2002, directors and officers of the Company had the right to vote through proxy, beneficial ownership or otherwise an aggregate of 274,376 shares of common stock, or approximately 2.4% of the issued and outstanding common stock of the Company. We have been advised that the directors and officers of our Company intend to vote FOR all nominees for director, FOR approval of the Charter Amendment, and FOR the ratification of KPMG LLP as our auditors during 2002. All directors and officers of our Company will have an interest in the election of directors. See "Security Ownership of Certain Beneficial Owners and Management."

PROXY SOLICITATION; EXPENSES

         Proxies are being solicited on behalf of the Company's Board of Directors. Solicitation of proxies may be made by mail by directors, officers, employees and agents of our Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile and email by directors, officers and employees without special compensation; except that directors, officers and employees of our Company may be reimbursed for out-of-pocket expenses in connection with any solicitation of proxies. We have requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial holders or owners of capital stock held of record by such persons, and we will reimburse reasonable forwarding expenses upon the request of such recordholders.

         Although we do not anticipate retaining a proxy solicitation firm to aid in solicitation of proxies from our shareholders, if such a firm is retained, it would be paid customary fees and would be reimbursed by us for out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth, to the best of our knowledge, information as to the ownership of common stock held by (i) each person or entity who owns of record as of April 9, 2002 or who is known by us to own beneficially 5% or more of the outstanding shares of common stock; (ii) directors; and (iii) all directors and officers as a group, as of April 9, 2002. Except as otherwise indicated, ownership of shares by the persons named below includes sole voting and investment power held by such persons.

         Security Ownership of Certain Beneficial Owners. The following table sets forth as of April 9, 2002, the individuals or entities known to us to own more than 5% of our Company's outstanding shares of common stock.

      NAME AND ADDRESS                              NUMBER           PERCENT
      OF BENEFICIAL OWNER       TITLE OF CLASS     OF SHARES        OF CLASS(1)
      -------------------       --------------    -----------       -----------
      Carl C. Icahn......       common stock        5,584,044(2)        49.9%
       767 Fifth Avenue
       47th Floor
       New York, NY 10153

----------

1 Based upon the 11,190,650 shares of common stock that were outstanding on April 9, 2002.

2 Arnos Corp. is the record and beneficial owner of 4,656,889 of these shares; Icahn & Co., Inc. is the record owner of 509,900 of these shares, which are beneficially owned by High River Limited Partnership; and High River Limited Partnership is the record and beneficial owner of 417,255 of these shares. Mr. Icahn, by virtue of his relationships to Arnos Corp. and High River Limited Partnership, may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) these shares. Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Mr. Robert J. Mitchell and Mr. Russell D. Glass, present and nominee directors of our Company and affiliates of Arnos Corp. and High River Limited Partnership, disclaim any beneficial ownership of these shares.

         Security Ownership of Directors and Management. The following table sets forth information concerning the beneficial ownership of the Company's capital stock as of April 9, 2002 by each of the Company's directors and executive officers, and our directors and executive officers as a group.

         NAME AND ADDRESS OF                                                             NUMBER
          BENEFICIAL OWNER                                TITLE OF CLASS                OF SHARES        % OF CLASS(1)
-----------------------------------                       --------------               ----------       --------------
Bob G. Alexander......................................... common stock                   57,000(2)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
Robert H. Kite .......................................... common stock                   84,262(3)            (17)
  6910 East Fifth Street
  Scottsdale, AZ 85251
Jim L. David............................................. common stock                   58,270(4)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
R. Kent Lueders.......................................... common stock                   43,572(5)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, Texas 75206
Philip D. Devlin......................................... common stock                   15,209(6)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
Rick L. Kirby............................................ common stock                   14,864(7)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
Melissa H. Rutledge ..................................... common stock                    1,428(8)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
F. Wayne Campbell........................................ common stock                      496(9)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
Lori K. Mauk............................................. common stock                     276(10)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
Robert J. Mitchell....................................... common stock                     -- (11)            (17)
  767 Fifth Avenue
  New York, NY 10153
Jack G. Wasserman........................................ common stock                     -- (12)            (17)
  111 Broadway
  New York, NY 10006
Russell D. Glass......................................... common stock                     -- (13)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206

James M. Price........................................... common stock                     -- (14)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
David V. Rigsby.......................................... common stock                     -- (15)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
Randall D. Cooley........................................ common stock                     -- (16)            (17)
  4925 Greenville Avenue
  Suite 1400
  Dallas, TX 75206
All officers and directors as a group (13 people)........ common stock                 274,376                2.4%


----------

    (1) As of April 9, 2002 there were 11,190,650 shares of the Company's common stock outstanding. All stock options and warrants were cancelled pursuant to the Joint Plan, and no new options or warrants have been authorized or issued.

    (2)  Shares held directly by Mr. Alexander.

    (3) Robert H. Kite is Chief Operating Officer and a 33.0% beneficial owner of KFT, Ltd. and may be deemed to be the beneficial owner of shares held by KFT, Ltd. KFT, Ltd. holds 59,285 shares and Mr. Kite holds 24,977 shares directly.

    (4) Shares held directly or beneficially by Mr. David. Effective August 2001, Mr. David resigned as an officer and director of the Company.

    (5)  Shares held directly by Mr. Lueders.

    (6)  Shares held directly by Mr. Devlin.

    (7)  Shares held directly by Mr. Kirby.

    (8) Shares held directly by Ms. Rutledge. Effective May 2001, Ms. Rutledge resigned as an officer of the Company.

    (9)  Shares held directly by Mr. Campbell.

    (10) Shares held directly by Ms. Mauk.

    (11) Mr. Mitchell holds no stock or options of the Company and disclaims beneficial ownership of any stock attributable to Arnos or High River.

    (12) Mr. Wasserman holds no stock or options of the Company.

    (13) Mr. Glass holds no stock or options of the Company and disclaims beneficial ownership of any stock attributable to Arnos or High River.

    (14) Mr. Price holds no stock or options of the Company.

    (15) Mr. Rigsby holds no stock or options of the Company.

    (16) Mr. Cooley holds no stock or options of the Company.

    (17) Less than one percent.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table lists the name, age as of April 9, 2002 and present position for each of our Company's directors and executive officers:

                 NAME                      AGE          PRESENT POSITION WITH THE COMPANY
         -------------------              ----        -----------------------------------
         Bob G. Alexander *                69         Chairman of the Board of Directors,
                                                      President and Chief Executive Officer
         Russell D. Glass **               39         Director
         Robert H. Kite *                  47         Director
         Robert J. Mitchell *              55         Director
         Jack G. Wasserman *               65         Director
         F. Wayne Campbell                 50         Vice President, Exploration
         Randall D. Cooley                 48         Vice President and Chief Accounting Officer
         Philip D. Devlin                  57         Vice President, General Counsel and Secretary
         Rick L. Kirby                     48         Vice President, Drilling and Production
         R. Kent Lueders                   45         Vice President, Corporate Development
         Lori K. Mauk                      41         Vice President, Product Marketing
         James M. Price                    55         Vice President, Geophysics
         David V. Rigsby                   50         Vice President, Land

*  Current nominee as a Director.
** Mr. Glass is a current Director whose term will expire concurrently with holding of this Annual Meeting and who will not stand for re-election at this Meeting.

         Bob G. Alexander. Mr. Alexander, a founder of Alexander Energy Corporation, was appointed to the Board of Directors of the Company when Alexander Energy Corporation merged into National Energy Group on August 29, 1996. He was appointed President and Chief Executive Officer of the Company on November 23, 1998. From 1980 until the merger, he served as Chairman of the Board, President and Chief Executive Officer of Alexander Energy Corporation. From 1976 to 1980, he served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corp., subsidiaries of Reserve Oil and Gas Company. Mr. Alexander attended the University of Oklahoma and graduated with a Bachelor of Science degree in Geological Engineering.

         Russell D. Glass. Mr. Glass was appointed to the Board of Directors of the Company on December 1, 1998. Mr. Glass has served as President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm owned by Carl C. Icahn, since April 1998. Since April 2000, he has also served as President and Chief Executive Officer of Cadus Pharmaceutical Corp., a firm that holds various biotechnology patents. Since August 1998 he has also served as Vice-Chairman of Lowestfare.com, Inc., an internet travel reservations company. Previously, Mr. Glass had been a Partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Mr. Glass served as a Director of Automated Travel Systems, Inc., a travel industry software development firm. He currently serves as a Director of Axiom Biotechnologies, Inc., a pharmacology profiling company; Cadus Pharmaceutical Corporation; Next Generation Technology Holdings, Inc.; and the A.G. Spanos Corporation, a national real estate development firm and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a Bachelor of Arts degree in Economics from Princeton University and a Master of Business Administration from the Stanford University Graduate School of Business.

         Robert H. Kite. Mr. Kite was appointed to the Board of Directors of the Company on December 17, 1991. Previously, he served on the Board of Directors of VP Oil, Inc. from November 1987 until June 1991, at which time it was merged with Big Piney Oil and Gas Company to form National Energy Group. Since 1980, he has served as President and Chief Operating Officer of KFC, Ltd., a family-owned company with operations that include real estate development, investments and medical MRI clinics. Since 1982, he has also served as Chief Executive Officer of Roamin' Korp, Inc., a company engaged in construction, recording, mining and equity investments. Mr. Kite graduated from Southern Methodist University with a Bachelor of Science degree in Psychology and Political Science.

         Robert J. Mitchell. Mr. Mitchell was appointed to the Board of Directors of the Company on August 29, 1996. Since March 1995, he has been the Senior Vice President - Finance of ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company which is owned by Carl
C. Icahn, and was Treasurer of ACF from December 1984 to March 1995. He has also served as President and Treasurer of ACF Industries Holding Corp., a privately held holding company for ACF, since August 1993. He also serves as a Director of Stratosphere Corporation, an affiliate of Carl C. Icahn, which operates the Stratosphere Hotel and Casino, since October 14, 1998. Mr. Mitchell received his Bachelor of Science Degree in Business Administration from St. Francis College.

         Jack G. Wasserman. Mr. Wasserman was appointed to the Board of Directors of the Company on December 1, 1998. He is currently a senior partner of Wasserman, Schneider, Babb and Reed, a New York law firm, and has been a partner of that firm and its predecessors since 1966. Mr. Wasserman is admitted to practice before the Supreme Court of the United States and in the states of New York, Florida and in the District of Columbia. He serves as a Director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P. which is an affiliate of Carl C. Icahn and whose units are traded on the New York Stock Exchange, and Cadus Pharmaceutical Corporation of which Carl C. Icahn is the largest single shareholder and whose shares are traded on the NASDAQ National Market. Mr. Wasserman earned a Bachelor of Arts degree from Adelphi University, a Juris Doctorate degree from Georgetown University, and a Graduate Diploma from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy.

         F. Wayne Campbell. Mr. Campbell was appointed Vice President, Exploration for the Company in October 2001. Effective with the August 1996 merger with Alexander Energy Corporation, he was Chief Geologist. Previously, from 1980 until the merger he was Chief Geologist for Alexander Energy Corporation. From 1976 until 1980 he served as Senior Geologist for the Northern Division of Reserve Oil, Inc. Mr. Campbell received his Bachelor of Science degree in Geology from Oklahoma State University. He is certified by both the American Association of Petroleum Geologists and the State of Arkansas.

         Randall D. Cooley. Mr. Cooley joined the Company in April 2001 as Vice President and Chief Accounting Officer. From 1989 until 2001, Mr. Cooley was Vice President, Controller and Chief Financial Officer for Shana Petroleum Company. He began his career in 1978 with Pennzoil Oil Company in Houston. From 1980 until 1984 he worked in public accounting and from 1984 until 1989 he was controller for Rebel Drilling Company and Wildcat Well Service. Mr. Cooley earned a Bachelor of Science in Business Administration, with a Major in Accounting from the University of Southern Mississippi and is a licensed Certified Public Accountant in the State Of Mississippi.

         Philip D. Devlin. Mr. Devlin has served as Vice President, General Counsel and Secretary of the Company since March 1997. From October 1994 through February 1997, he served as President and Chief Executive Officer of Sunrise Energy Services, Inc., a publicly-held natural gas marketing company. From September 1984 through October 1994, he served as Executive Vice President, General Counsel and Secretary of Sunrise Energy Services, Inc. In July 1995, Sunrise Energy Services, Inc. filed to reorganize under Chapter 11 of the United States Bankruptcy Code, and in February 1997 a Plan of Reorganization was confirmed by the Bankruptcy Court. He is licensed by the State Bar of Texas, admitted to practice before the Supreme Court of the United States and is a past President and Director of the Natural Gas and Electric Power Association of North Texas. Mr. Devlin earned a Bachelors of Arts degree and a Master of Arts degree from the University of California, and a Juris Doctor degree with honors from California Western School of Law, San Diego, California.

         Rick L. Kirby. Mr. Kirby was appointed Vice President, Drilling and Production in September 2000. Previously, since May 1998, he served as Director of Operations for the Company. He joined the Company in November 1996 as Group Manager of Offshore Operations. From 1991 to 1996, he served as a Senior Offshore Engineer for Enserch Exploration, Inc. and PG&E Resources. From 1977 to 1991, he held various engineering and management positions with Louisiana Land and Exploration, C&K Petroleum and Amoco Production Company. Mr. Kirby earned a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma in 1977.

         R. Kent Lueders. Mr. Lueders joined the Company as Director of Corporate Development in April 1998 and was appointed to Vice President of the Company in September 1998. Previously, he was Manager of Acquisitions for Merit Energy from 1996 until he joined the Company in April 1998. He also worked as a consulting evaluation engineer for RK Engineering from 1994 through 1996. Prior to this he was the Product Line Manager with Munro Garrett International from 1993 to 1994. From 1982 to 1993, he was Manager of Engineering Services for Pacific Enterprises Oil Company (USA) where he managed the reserves, budget and engineering systems. He began his career with Amoco Production Company in 1979 as an engineer working East and West Texas. Mr. Lueders earned a Bachelor of Science degree in Petroleum Engineering from the University of Missouri at Rolla in 1979.

         Lori K. Mauk. Ms. Mauk was appointed Vice President, Marketing for the Company in September 2000. From 1997 until her appointment to Vice President, she served as Marketing Manager for the Company. Effective with the August 1996 merger of Alexander Energy Corporation into the Company, she became Coordinator of Marketing. From 1992 to August 1996, she was Marketing Manager for Alexander Energy Corporation. From 1980 to 1996, she served as Marketing Manager and Assistant Supervisor of Revenue for Petroleum Investments, Ltd. and the parent company Bradmar Petroleum Corporation. Ms. Mauk studied Mathematics and Engineering at Rose State College.

         James M. Price. Mr. Price was appointed Vice President, Geophysics in September 2000. He joined the Company in July of 1998 as Senior Geophysicist and was named Director of Exploration in August of 1998, while continuing to serve the function of geophysical interpreter. Previously, he was employed by Enserch Exploration, Inc., where he held various exploration positions ranging from Senior Geophysicist to Director of Domestic Onshore Exploration from 1978 until he joined the Company. He also held various geophysical positions with Texaco, Cities Service Oil Company and Columbia Gas Development Corp. from 1969 through 1978. Mr. Price earned a Bachelor of Science degree in Physics from Lamar University.

         David V. Rigsby. Mr. Rigsby joined the Company in June 1998 as District Landman and in September 2000 was appointed Vice President, Land. Mr. Rigsby has 26 years of experience working in the energy industry including the areas of exploration, production, acquisitions and divestitures. From 1996 until he joined the Company in 1998, he served as Senior Staff Landman for Lyco Energy Corporation. Previously, he worked as an independent land consultant for Hunt Oil Corporation from 1993 to 1996. He also held various landman and land manager positions for Pacific Enterprises Oil Company (USA) from 1977 through 1993. He began his career with Texaco, Inc. in 1974 as an associate landman. He earned a Bachelor of Science degree in Business Administration from the University of Tulsa in 1974.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2001, the Company's directors, officers and beneficial owners of more than 10% of the Company's common stock complied with all applicable Section 16(a) filing requirements and no former officers who resigned during the year ended December 31, 2001 were required to file a Form 5 for that period.

AUDIT COMMITTEE, COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our Company's Board of Directors acted en banc on all matters during the duration of the Bankruptcy Proceeding. However, with the Company's emergence from bankruptcy, a Compensation Committee was formed in August 2000, which during 2001 consisted of Messrs. Robert J. Mitchell and Bob G. Alexander. In addition, an Audit Committee was formed and an Audit Committee Charter was ratified and adopted in November 2000. The Audit Committee was formed in accordance with rules and regulations promulgated by the United States Securities and Exchange Commission (the "SEC") and NASDAQ, which have been adopted by the Company. During 2001, the Audit Committee consisted of Messrs. Robert H. Kite and Jack G. Wasserman.

         The Board of Directors held a total of ten meetings during the year ended December 31, 2001. The Audit Committee also held a total of ten meetings during 2001. Additionally, the members of the Audit Committee conferred on numerous other occasions by telephone and e-mail with respect to various issues related to the business of our Company. The Compensation Committee held two meetings during 2001. Each of the meetings of the Board of Directors were attended by all Directors. Each member of the Audit Committee and Compensation Committee were in attendance at all meetings of their respective committees. Mr. Wasserman is a member of the Board of Directors and audit committee of both (i) American Property Investors, Inc., the General Partner of American Real Estate Partners, LLP (NYSE: AREP), and (ii) Cadus Pharmaceutical Corporation, a publicly traded corporation. Mr. Carl C. Icahn controls AREP and is the largest single shareholder of Cadus. Neither AREP nor Cadus have conducted any business with the Company. Messrs. Glass and Mitchell each served as members of one or more boards of directors of publicly traded companies affiliated with Mr. Icahn, none of which have done any business with our Company. Mr. Mitchell is employed by an entity owned by Mr. Icahn.

REPORT OF THE AUDIT COMMITTEE

To the Shareholders of National Energy Group, Inc.:

         The Audit Committee of the Board is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls, and meeting periodically with internal and independent auditors. The Board of Directors and the Audit Committee believe that all Audit Committee members are "independent" as that term is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

         In connection with the December 31, 2001 financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (iii) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         Audit Fees. Fees approved by the Audit Committee for the last fiscal year ended December 31, 2001 were: (i) audit related fees and expenses -- $163,311, (ii) other (tax preparation and/or tax audit fees) -- $68,336, and
(iii) all other quarterly review fees --$22,500. KPMG LLP, the Company's auditors for the fiscal year ended December 31, 2001, did not render any professional services described in Paragraph (e)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01) during the fiscal year ended December 31, 2001.

                                   Submitted by The Audit Committee of
                                   the Board of Directors
                                          Jack G. Wasserman, Chairman
                                          Robert H. Kite

EXECUTIVE OFFICERS

         The executive officers are elected annually at the first meeting of our Company's Board of Directors held after each annual meeting of shareholders. Each executive officer holds office until the first meeting of the Board of Directors after the next annual meeting of shareholders succeeding his or her election and until his or her successor is duly elected and qualified, or until his or her death or resignation, or until he or she shall have been removed in the manner provided in the Company's bylaws. Due to the bankruptcy proceeding, no annual meeting of shareholders was held during 1999 or 2000; however, following the Company's emergence from the Bankruptcy Proceeding, a meeting was held on October 5, 2001.

         The following report of the Compensation Committee of our Board of Directors on executive compensation and the information contained herein under the heading "Corporate Performance" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed to be incorporated by reference into any filing made by us under such Act or the Securities Act of 1933.

REPORT OF THE COMPENSATION COMMITTEE; REPORT ON EXECUTIVE COMPENSATION

To the Shareholders of National Energy Group, Inc.:

         The Compensation Committee advises the Board of Directors and management concerning compensation for its executive officers. The Compensation Committee assumes responsibility for all matters relating to compensation; provided that directors who are executive officers or employees shall abstain from all matters in which they have a vested interest. Compensation for executive officers is based on the principle that compensation must be competitive to enable our Company to motivate, attract and retain highly qualified and talented employees to lead and grow our business and, at the same time, provide rewards which are closely linked to our Company's and the individual's performance.

         The Compensation Committee considers management skills, long term performance, operating results, unusual accomplishments as well as economic conditions and other external events that affect our Company's operations.

         Salaries, bonuses, stock options or other incentives are considered annually based on performance, length of service or other noted contribution in increasing the value, reserves and/or cash flows of our Company. Options were previously granted under the National Energy Group, Inc. 1996 Incentive Compensation Plan, which has been terminated as a result of the Plan of Reorganization. Presently, there are no stock options authorized or issued, nor any stock option plan in effect.

         With respect to Mr. Alexander's base compensation, the Board of Directors recognized that the growth and performance of our Company is dependent on the efforts and results of its executive officers and in particular its Chief Executive Officer. Mr. Alexander's current base salary of $300,000 per year was determined to reflect his increased responsibilities to the Company during both the period of financial instability which eventually culminated in the bankruptcy proceeding and the successful reorganization of our Company once it emerged from the bankruptcy proceeding.

         Base Salary. The base salary for each officer is determined in consideration of the following factors: experience, personal performance, the median salary levels in effect for comparable positions within and outside the industry, geographical location and internal comparability considerations. The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate. In selecting comparable companies for the purposes of maintaining competitive compensation, the Compensation Committee considers many factors, including geographic location, growth rate, annual revenue, profitability and market capitalization. The Compensation Committee also considers companies outside the industry which may compete with us in recruiting executive talent.

         Executive Compensation. The following tables set forth the cash compensation received by the Company's Chief Executive Officer and each of the next four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 for the fiscal year ended December 31, 2001, and whose base salary plus bonus equaled or exceeded $100,000. Pursuant to the Joint Plan of Reorganization, all stock options and warrants of the Company were cancelled, and no new such options or warrants have been authorized or issued. No SAR's have ever been authorized or issued by the Company.

SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                              COMPENSATION AWARDS
                                                                            ------------------------
                                                       ANNUAL               RESTRICTED
                                                   COMPENSATION(1)            STOCK      SECURITIES          ALL
                                              ------------------------        AWARDS      UNDERLYING         OTHER
 NAME AND PRINCIPAL POSITION           YEAR     SALARY($)  BONUS($)(2)          ($)       OPTIONS(#)    COMPENSATION($)
----------------------------          -----   ------------ -----------      ----------   ------------   ---------------
Bob G. Alexander...............        2001    $ 262,500    $150,000            --              --         $  3,646(3)
  President and Chief                  2000      250,000          --            --              --          128,125(4)
  Executive Officer                    1999      270,833          --            --              --          112,500(5)
Jim L. David...................        2001       75,320      50,000            --              --            5,013(6)
  Vice President, Exploration          2000      125,000          --            --              --           63,750(7)
  and Exploitation                     1999      135,417          --            --              --               --
Philip D. Devlin...............        2001      181,000     100,000            --              --            5,250(8)
  Vice President, General              2000      180,000          --            --              --           90,000(9)
  Counsel and Secretary                1999      180,000          --            --              --               --
Rick L. Kirby..................        2001      117,000          --            --              --            5,250(10)
  Vice President, Drilling             2000      105,133          --            --              --           51,537(11)
  and Production                       1999      100,200          --            --              --               --
R. Kent Lueders................        2001      128,000          --            --              --            5,120(12)
  Vice President, Corporate            2000      122,000          --            --              --           60,000(13)
  Development                          1999      120,000          --            --              --               --


----------

(1) Excludes the aggregate, incremental cost to the Company of perquisites and other personal benefits, securities or property, the aggregate amount of which, with respect to the named individual, does not equal or exceed the lesser of $50,000 or 10% of reported annual salary and bonus for such person.

(2) Following the successful reorganization of the Company, the Board of Directors approved bonus amounts to certain officers and employees of the Company.

(3) Mr. Alexander received $3,646 in matching funds contributed by the Company to the 401(K) plan during 2001.

(4) Mr. Alexander received $125,000 pursuant to the Bankruptcy Court ordered Severance Program which provided certain benefits to all employees who remained with the Company during the course of the Bankruptcy Proceeding. In addition, Mr. Alexander received $3,125 in matching funds contributed by the Company to the 401(K) Plan during 2000.

(5) Mr. Alexander was paid $112,500, (the amount remaining on his Consulting Agreement with the Company pursuant to the acquisition of Alexander Energy), as partial compensation for his appointment as the Company's President and Chief Executive Officer in November 1998.

(6) Mr. David received $5,013 in matching funds contributed by the Company to the 401(K) Plan during 2001. Effective August 2001, Mr. David resigned as an officer of the Company.

(7) Mr. David received $62,500 pursuant to the Bankruptcy Court ordered Severance Program which provided certain benefits to all employees who remained with the Company during the course of the Bankruptcy Proceeding. In addition, Mr. David received $1,250 in matching funds contributed by the Company to the 401(K) Plan during 2000.

(8) Mr. Devlin received $5,250 in matching funds contributed by the Company to the 401(K) Plan during 2001.

(9) Mr. Devlin received $90,000 pursuant to the Bankruptcy Court ordered Severance Program which provided certain benefits to all employees who remained with the Company during the course of the Bankruptcy Proceeding.

(10) Mr. Kirby received $5,250 in matching funds contributed by the Company to the 401(K) Plan during 2001.

(11) Mr. Kirby received $50,100 pursuant to the Bankruptcy Court ordered Severance Program which provided certain benefits to all employees who remained with the Company during the course of the Bankruptcy Proceeding. In addition, Mr. Kirby received $1,437 in matching funds contributed by the Company to the 401(K) Plan.

(12) Mr. Lueders received $5,120 in matching funds contributed by the Company to the 401(K) Plan during 2001.

(13) Mr. Lueders received $60,000 pursuant to the Bankruptcy Court ordered Severance Program which provided certain benefits to all employees who remained with the Company during the course of the Bankruptcy Proceeding.

         LONG-TERM INCENTIVE PLAN AWARDS TABLE. THE COMPANY DOES NOT HAVE ANY LONG-TERM INCENTIVE PLANS OR DEFINED BENEFIT OR ACTUARIAL PLANS, NOR HAS THE COMPANY AUTHORIZED OR ISSUED ANY SAR'S. THEREFORE, THE TABLES ON LONG-TERM INCENTIVE PLAN AWARDS AND PENSION PLANS ARE OMITTED.

         401(K) Savings Plan. We have an employee savings plan qualified under
Section 401 of the United States Internal Revenue Code of 1986, as amended (the "401(K) Plan"). In October 2000, our 401(K) Plan was amended to provide for our Company to make annual matching contributions equal to a maximum of 50% of the first 10% of each eligible employee's contribution, not to exceed the legal maximum permitted under the rules and regulations promulgated by the Internal Revenue Service of the United States.

         Employee Stock Purchase Plan. Contributions to our Employee Stock Purchase Plan implemented pursuant to Section 423(b) of the United States Internal Revenue Code of 1986, as amended, were suspended during the pendancy of the Bankruptcy Proceeding. Additionally, there was no employee participation through April 2001 when the plan was dissolved and distributions made to the employees in accordance with the plan's provisions.

         Compensation of Directors. Non-employee Board of Directors members are compensated in the amount of $1,000 for each official Board of Directors' meeting and $500 for each Board of Directors' committee meeting, unless such committee meeting is held at the time of, or in conjunction with, an official Board of Directors' meeting. Members of the Audit Committee receive $15,000 annually for serving on this committee. In addition, members of the Board of Directors have been granted stock options in past years. However, no stock options were granted to directors during the pendancy of the Bankruptcy Proceeding; and with confirmation of the Plan of Reorganization, all such stock options, warrants and other equity interests were cancelled, and no new such options or warrants have been authorized or issued.

         Upon consummation of the Alexander Energy Corporation merger, Mr. Bob
G. Alexander entered into a consulting agreement with the Company for a term running from September 1996 to September 1999 at a compensation level of $150,000 per year. Effective November 1998, Mr. Alexander was appointed President and Chief Executive Officer of our Company at an annual salary of $250,000 per year. In January 1999, Mr. Alexander was paid the outstanding amount of $112,500 due under his consulting agreement as partial compensation for his appointment as President and Chief Executive Officer and such agreement was terminated.

         In addition, other incidental compensation to executive officers and directors is paid from time to time, consisting primarily of health insurance and reimbursement for travel and entertainment expenses on behalf of our Company.

         Employment Agreements. All employment and/or change of control agreements were cancelled pursuant to confirmation of the Plan of Reorganization. Currently, no employees have employment or change of control agreements.

         Severance Program. Pursuant to an order of the Bankruptcy Court dated September 7, 1999, a Severance Program was put into effect for all employees of our Company. The Severance Program provided for contingent payments as follows:
(a) a "stay-pay" component payable on the earlier of an employee's termination without cause, the closing of a sale of substantially all our Company's assets, or the confirmation of a plan of reorganization; and (b) a "severance" component, whereby upon termination of any employee who did not obtain new employment, or was not offered a permanent job in Dallas,

Texas for a period of at least one year at the same pay and benefits, such employee would be entitled to certain severance benefits. No severance payments were made or were required to be made under the Severance Program pursuant to confirmation of the Plan of Reorganization. The order also provided that any employee who participated in the Severance Program waived and released any and all claims arising from any pre-bankruptcy employment agreement with the Company. There are no remaining obligations under the pre-bankruptcy employment agreements or Severance Program, and no new employment agreements have been authorized or are in effect.

                                      Submitted by the Compensation Committee of the Board of Directors
                                            Robert J. Mitchell, Chairman
                                            Bob G. Alexander


CORPORATE PERFORMANCE

         The following graph shows a five year comparison of cumulative total shareholder returns for our Company, the NASDAQ Market Index (the "Broad Market") and an index of peer companies in the oil and gas industry selected by us (the "Peer Group").

                                    [CHART]


                            1996      1997      1998      1999      2000      2001
                          --------  --------  --------  --------  --------  --------
National Energy Group     $ 100.00  $ 118.18  $   6.69  $   1.02  $   6.75  $   0.96
NASDAQ US                 $ 100.00  $ 122.48  $ 172.68  $ 320.90  $ 193.01  $ 153.15
Peer Group                $ 100.00  $ 103.29  $  32.33  $  19.16  $  74.23  $  33.00

                    Assumes $100 Invested On January 1, 1996
                           Assumes Dividend Reinvested
                      Fiscal Year Ending December 31, 2001

         The total cumulative return in investment (change in the year end stock price plus reinvested dividends) for each of the years for our Company, the NASDAQ Market Index and the Peer Group is based on the stock price or composite index beginning at the end of the calendar year 1996. Our Company has never paid dividends on its common stock.

         The Peer Group Index, is a diversified group of independent oil and gas companies comprised of Abraxas Petroleum, C.P. N.V.; Coho Energy, Inc.; Comstock Resources, Inc.; Panaco, Inc.; and Petrocorp, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Company entered into an agreement in 1997 with Icahn Associates Corp., an affiliate of Mr. Carl C. Icahn who is a beneficial owner of more than 5% of our common stock. Pursuant to this agreement, affiliates of Icahn Associates Corp. committed and subsequently spent $10 million to participate in specified interests in certain of the oil and gas prospects generated or acquired by us through September 30, 1998. There are no remaining obligations under this agreement.

         Effective December 22, 1998, our Company's credit facility and related $25 million outstanding balance was assigned jointly by Bank One Texas, N.A. and Credit Lyonnais New York Branch Bank to Arnos. In January 2001, we paid the $25 million outstanding balance owing under the credit facility, but in August 2001 borrowed $10.9 million which was used to redeem certain of our senior notes and related interest in the amount of $21.2 million. In December 2001, the maturity date on the credit facility was extended to December 31, 2003.

         In March 2001, our Company agreed to manage certain oil and natural gas properties of Shana Petroleum Company, predecessor in interest to Shana National LLC ("Shana"), which were purchased by Astral Gas Corp. ("Astral") and later contributed to Holding LLC. In connection with our management of the Shana oil and gas properties, our Company entered into certain commodity swap agreements with Enron North America Corp. on behalf of Astral and at Astral's expense to hedge the price received from oil and gas produced from the Shana properties. Prior to the effective date implementing Holding LLC, as mandated in the Plan of Reorganization all profits and losses associated with these commodity swap agreements were to the benefit and/or detriment of Astral. Following the effective date of implementing Holding LLC, the commodity swap agreements were transferred with the oil and gas properties acquired by Holding LLC and later contributed to Operating LLC. Our Company owns a 50% membership interest in Holding LLC and manages the oil and gas properties acquired by Operating LLC.

         The management and operation of Operating LLC is being undertaken by the Company pursuant to the Management Agreement which the Company has entered into with Operating LLC. During the year ended December 31, 2001, the Company received $2.7 million in management fees attributable to the Management Agreement.

         Pursuant to the Plan of Reorganization, Arnos and its affiliates are now the only holders of our Company's 10-3/4% Senior Notes. Arnos is also the current holder of our revolving credit facility. The 10-3/4% Senior Notes and credit facility shall remain outstanding and be paid either under the existing terms or under terms agreed upon between us and Arnos.

         Astral Gas Corp., Shana National LLC, Shana Petroleum Company, NEG Holding LLC and NEG Operating LLC may be deemed affiliated parties of Arnos Corp., Gascon Partners and Mr. Carl C. Icahn.

                       -----------------------------------

                     PROPOSAL 1 - DIRECTOR ELECTION PROPOSAL

         Our bylaws provide that the Board of Directors of the Company will consist of one or more members, the number of which is to be determined from time to time by the Board of Directors. The Board of Directors presently consists of five members. The Company's bylaws provide that our Board of Directors shall consist of one or more members, the number of which shall be determined from time to time by the Board, and that Directors need not be shareholders. Directors generally serve for a term of one year (until the next annual meeting of shareholders) and until their successors are duly elected or appointed and qualified, or until their death, resignation or removal. [EACH OF THE PERSONS NOMINATED TO HOLD OFFICES PROVIDED BELOW IS CURRENTLY A MEMBER OF THE BOARD OF DIRECTORS.] Unless authority to vote in the election of directors is withheld, it is the intention of the persons named in the proxy to nominate and vote for the _____ persons named in the table below, each of whom has consented to serve if elected. In the event that, by reason of contingencies not presently known to the Board of Directors, one or all of the nominees should become unavailable for election, the proxies will be voted for such substitute as shall be designated by our Company's Board of Directors. In completing the enclosed proxy card, if a shareholder decides to withhold authority to vote for any of the director nominees, such shareholder should mark the WITHHOLD AUTHORITY box and line through such nominee(s) name in Proposal 1 of the proxy card.

         Directors are elected by plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Messrs. Kite, Mitchell and Wasserman are "non-executive" directors, denoting that they are neither officers nor employees of the Company. There are no family relationships between or among any of the directors of the Company.

NOMINEES FOR ELECTION AT THE MEETING


NAME                                    AGE            PRESENT POSITION WITH COMPANY(1)
----                                    ---            ------------------------------
Bob G. Alexander                        69             Director, Chairman of the Board of Directors

Robert H. Kite                          47             Director

Robert J. Mitchell                      55             Director

Jack G. Wasserman                       65             Director

----------

(1) Mr. Kite has been a Director since December 1990. Messrs. Alexander and Mitchell were appointed to the Board in August 1996. Mr. Wasserman became a director in December 1998.

VOTE REQUIRED

         Directors are elected by plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL NOMINEES AS DIRECTORS.

                       -----------------------------------

                   PROPOSAL 2 - APPROVAL OF CHARTER AMENDMENT
                                EFFECTING A REDUCTION OF THE AUTHORIZED
                                SHARES OF COMMON STOCK

GENERAL

         Subject to approval by the Company's shareholders, the Board of Directors has unanimously approved a Charter Amendment to the Company's Certificate of Incorporation in the form of Annex A to this Proxy Statement to effect a reduction in the aggregate number of shares of common stock the Company is authorized to issue from 100,000,000 shares to 15,000,000 shares. As of April 30, 2002, there were 11,190,650 shares of common stock outstanding; no shares were held in treasury; and no shares are reserved for issuance pursuant to outstanding warrants and options. It is anticipated that the Charter Amendment will be implemented as soon as practicable following approval by the Company's shareholders.

RATIONALE FOR REDUCTION IN THE AUTHORIZED SHARES OF COMMON STOCK

         As a result of the Company's reorganization and contribution of its oil and gas assets to NEG Holding LLC pursuant to the Plan of Reorganization, the Company's principal asset is its 50% membership interest in NEG Holding LLC, and its primary function is the management and operation of the oil and gas assets contributed to NEG Holding LLC. In view of the implementation of the limited liability companies and the continuing debt structure of the Company as mandated by the Plan of Reorganization, the Board of Directors has deemed it to be unlikely that the Company will have a need in the near future, if at all, for any shares in excess of the remaining shares following the reduction authorized by the Charter Amendment. The reduction in the number of shares of common stock the Company is authorized to issue is anticipated to result in significant savings with respect to franchise taxes paid by the Company.

MATERIAL EFFECTS OF THE CHARTER AMENDMENT

         As a result of the Charter Amendment, the equity interest of each Shareholder of the Company will remain unchanged. The par value of the common stock will also remain unchanged. No change in the price per share for the Company's common stock is anticipated as a result of the Charter Amendment; however, it is not possible to predict the effect, if any, the reduction in authorized shares will be viewed in the marketplace. No material federal income tax consequences related to the Charter Amendment are expected as a result of the reduction in the number of authorized shares of the Company's common stock. However, no ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding federal income tax consequences prior to approval or implementation of the Charter Amendment. Accordingly, each Shareholder is encouraged to consult a tax advisor regarding the specific tax consequences, if any, of the proposed transaction to each such Shareholder, including the application and effect of state, local and foreign tax laws. Dissenting Shareholders have no appraisal rights under Delaware law or the Company's Charter or Bylaws in connection with the approval of the Charter Amendment.

VOTE REQUIRED

         Approval of the Charter Amendment to reduce the aggregate number of shares of common stock the Company is authorized to issue requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE CHARTER AMENDMENT TO EFFECT A REDUCTION OF THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE.

                       -----------------------------------

                        PROPOSAL 3 - INDEPENDENT AUDITORS

         KPMG LLP has been retained as our Company's independent auditors for the fiscal year 2002. One or more representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2002.

                       -----------------------------------

                              SHAREHOLDER PROPOSALS

         Shareholders who wish to include proposals for action at the Company's 2003 annual meeting of shareholders in next year's Proxy Statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than March 1, 2003. Such proposals should be addressed to our Company's Secretary and may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to come before the Meeting, other than those set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote all proxies given to them in accordance with their best judgment of such matters.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report for the fiscal year ended December 31, 2001 is being mailed with this Proxy Statement to shareholders of record on April 9, 2002; however, such report is not incorporated herein and are not deemed to be a part of this proxy solicitation material.

                                     ANNEX A


                         CERTIFICATE OF AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           NATIONAL ENERGY GROUP, INC.

                     ---------------------------------------

                     PURSUANT TO SECTION 103 AND SECTION 242
                        OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

                     ---------------------------------------

         The undersigned, Bob G. Alexander, certifies that he is the President and Chief Executive Officer of National Energy Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

         FIRST:  The name of the Corporation is National Energy Group, Inc.

         SECOND: This Certificate of Amendment to the Corporation's Amended and Restated Certificate of Incorporation was unanimously approved by the Board of Directors of the Corporation and thereafter duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                    "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 15,000,000 shares, consisting of Common Stock $0.01 par value per share, issuable in series."

         IN WITNESS WHEREOF, the Company has caused this Sixth Certificate of Amendment to its Amended and Restated Certificate of Incorporation to be signed by Bob G. Alexander, its President and Chief Executive Officer, this ___ day of ________________, 2002.

                                       National Energy Group, Inc.


                                       By:
                                          --------------------------------------
                                          Bob G. Alexander
                                          President and Chief Executive Officer

                                   APPENDIX A

                                      PROXY

                             HOLDERS OF COMMON STOCK
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



National Energy Group, Inc.                  The undersigned, revoking any proxy
4925 Greenville Avenue, Suite 1400           heretofore given in connection with the
Dallas, TX 75206                             shareholders' meeting described below,
                                             hereby appoints Randall D. Colley and Philip
                                             D. Devlin as Proxies, each with the power to
                                             appoint his substitute, and hereby
                                             authorizes them to represent and to vote, as
                                             designated below, all the shares of Common
                                             Stock of National Energy Group, Inc. held on
                                             record by the undersigned on April 9, 2002,
                                             at the annual meeting of stockholders to be
                                             held on June 6, 2002 or any adjournment
                                             hereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND IN FAVOR OF ALL PROPOSALS.

1.   ELECTION OF DIRECTORS             FOR all nominees listed below              WITHHOLD AUTHORITY
                                       EXCEPT as marked to the contrary           to vote for all nominees listed
                                       below                   [ ]                below                   [ ]

                                    [ ] Bob G. Alexander  [ ] Robert H. Kite

                            [ ] Robert J. Mitchell  [ ] Jack G. Wasserman  [ ] ___________________

                      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                                      WRITE THE NOMINEE'S NAME IN THE SPACE  PROVIDED HERE.)

                                  ------------------------------------------------

2.     PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FILE AN AMENDMENT TO THE
       COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REDUCTION IN THE
       AGGREGATE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO
       ISSUE FROM 100,000,000 SHARES TO 15,000,000 SHARES.

        [ ]  FOR                         [ ]  AGAINST             [ ]  ABSTAIN

                                  -----------------------------------------------


3.     PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF NATIONAL ENERGY GROUP,
       INC.

        [ ]  FOR                         [ ]  AGAINST             [ ]  ABSTAIN

                                  ------------------------------------------------

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE DIRECTION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

         [Stockholder Name]
         [Address]                  Please sign below exactly as name appears.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



     DATED                      , 2002
           ---------------------             -----------------------------------
                                             Signature if held jointly

     PLEASE MARK, SIGN, DATE AND             -----------------------------------
     RETURN THE PROXY CARD                   Signature
     PROMPTLY USING THE ENCLOSED
     ENVELOPE